
Issuer Free Writing Prospectus dated January 29, 2026
File Pursuant to Rule 433
Registration No. 333-271262
FACING A 2025
CAPITAL GAINS TAX BILL?
BELPOINTEOZ.COM
Under the original opportunity zone program, deferred capital gains taxes are recognized on the earlier of the date on which (i) an investor files their December 31, 2026 year-end tax return, generally due April 15, 2027, or (ii) an inclusion event occurs, such as the date on which an investor sells its qualified opportunity fund ("Opportunity Zone Fund") investment. The information in this communication is for illustrative, educational and informational purposes only and is subject to change. Nothing in this communication is or should be construed as an offer to sell or the solicitation of an offer to buy any securities. Offers may only be made by means of a prospectus. Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Prior to making an investment decision, you should read Belpointe OZ's prospectus (including the section entitled, "Material U.S. Federal Income Tax Considerations") and the other documents that it has filed with the SEC in their entirety, and carefully consider its investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in the offering. Copies of these documents can be obtained free of charge from www.sec.gov or investors.belpointeoz.com or from any broker-dealer participating in the offering. The information in this communication should not be relied upon as investment or tax advice. You should consult with your own investment and tax advisers concerning the current and impending federal, state and local income tax consequences of purchasing, owning or disposing of securities in the offering, and of Belpointe OZ's election to qualify as a partnership and Opportunity Zone Fund for federal income tax purposes. There is no guarantee that Belpointe OZ will continue to qualify as a partnership or Opportunity Zone Fund. Past performance is not an indicator or a guarantee of future performance. An investment in the offering to which this communication relates involves a high degree of risk, including a complete loss of your investment, and may not be suitable for all investors. The price of Belpointe OZ's securities will fluctuate in market value and may trade above or below net asset value. Brokerage commissions and expenses will reduce returns. The offering to which this communication relates is being made on a best-efforts basis on behalf of Belpointe OZ through Emerson Equity, LLC, Member FINRA, SIPC, as managing broker-dealer. ©2026 Belpointe PREP, LLC. All rights reserved.

Narrator: Are you facing a 2025 capital gains tax bill even in 2026?


EVEN IN 2026
INVEST 2025 CAPITAL GAINS
DEFER TAXES
ENJOY TAX-FREE GROWTH
BELPOINTEOZ.COM
Under the original opportunity zone program, deferred capital gains taxes are recognized on the earlier of the date on which (i) an investor files their December 31, 2026 year-end tax return, generally due April 15, 2027, or (ii) an inclusion event occurs, such as the date on which an investor sells its qualified opportunity fund ("Opportunity Zone Fund") investment. The information in this communication is for illustrative, educational and informational purposes only and is subject to change. Nothing in this communication is or should be construed as an offer to sell or the solicitation of an offer to buy any securities. Offers may only be made by means of a prospectus. Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Prior to making an investment decision, you should read Belpointe OZ's prospectus (including the section entitled, "Material U.S. Federal Income Tax Considerations") and the other documents that it has filed with the SEC in their entirety, and carefully consider its investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in the offering. Copies of these documents can be obtained free of charge from www.sec.gov or investors.belpointeoz.com or from any broker-dealer participating in the offering. The information in this communication should not be relied upon as investment or tax advice. You should consult with your own investment and tax advisers concerning the current and impending federal, state and local income tax consequences of purchasing, owning or disposing of securities in the offering, and of Belpointe OZ's election to qualify as a partnership and Opportunity Zone Fund for federal income tax purposes. There is no guarantee that Belpointe OZ will continue to qualify as a partnership or Opportunity Zone Fund. Past performance is not an indicator or a guarantee of future performance. An investment in the offering to which this communication relates involves a high degree of risk, including a complete loss of your investment, and may not be suitable for all investors. The price of Belpointe OZ's securities will fluctuate in market value and may trade above or below net asset value. Brokerage commissions and expenses will reduce returns. The offering to which this communication relates is being made on a best-efforts basis on behalf of Belpointe OZ through Emerson Equity, LLC, Member FINRA, SIPC, as managing broker-dealer. ©2026 Belpointe PREP, LLC. All rights reserved.

Narrator: There may be a way to defer those capital gains and potentially enjoy tax-free growth.


BelpointeOZ
ONLY OPPORTUNITY ZONE FUND
TRADED ON AN EXCHANGE
BELPOINTEOZ.COM
Under the original opportunity zone program, deferred capital gains taxes are recognized on the earlier of the date on which (i) an investor files their December 31, 2026 year-end tax return, generally due April 15, 2027, or (ii) an inclusion event occurs, such as the date on which an investor sells its qualified opportunity fund ("Opportunity Zone Fund") investment. The information in this communication is for illustrative, educational and informational purposes only and is subject to change. Nothing in this communication is or should be construed as an offer to sell or the solicitation of an offer to buy any securities. Offers may only be made by means of a prospectus. Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Prior to making an investment decision, you should read Belpointe OZ's prospectus (including the section entitled, "Material U.S. Federal Income Tax Considerations") and the other documents that it has filed with the SEC in their entirety, and carefully consider its investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in the offering. Copies of these documents can be obtained free of charge from www.sec.gov or investors.belpointeoz.com or from any broker-dealer participating in the offering. The information in this communication should not be relied upon as investment or tax advice. You should consult with your own investment and tax advisers concerning the current and impending federal, state and local income tax consequences of purchasing, owning or disposing of securities in the offering, and of Belpointe OZ's election to qualify as a partnership and Opportunity Zone Fund for federal income tax purposes. There is no guarantee that Belpointe OZ will continue to qualify as a partnership or Opportunity Zone Fund. Past performance is not an indicator or a guarantee of future performance. An investment in the offering to which this communication relates involves a high degree of risk, including a complete loss of your investment, and may not be suitable for all investors. The price of Belpointe OZ's securities will fluctuate in market value and may trade above or below net asset value. Brokerage commissions and expenses will reduce returns. The offering to which this communication relates is being made on a best-efforts basis on behalf of Belpointe OZ through Emerson Equity, LLC, Member FINRA, SIPC, as managing broker-dealer. ©2026 Belpointe PREP, LLC. All rights reserved.

Narrator: Meet Belpointe OZ . Belpointe OZ is the only qualified opportunity zone fund traded on an exchange.


ASTER
ASSETS ALREADY LEASING
BELPOINTEOZ.COM
Under the original opportunity zone program, deferred capital gains taxes are recognized on the earlier of the date on which (i) an investor files their December 31, 2026 year-end tax return, generally due April 15, 2027, or (ii) an inclusion event occurs, such as the date on which an investor sells its qualified opportunity fund ("Opportunity Zone Fund") investment. The information in this communication is for illustrative, educational and informational purposes only and is subject to change. Nothing in this communication is or should be construed as an offer to sell or the solicitation of an offer to buy any securities. Offers may only be made by means of a prospectus. Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Prior to making an investment decision, you should read Belpointe OZ's prospectus (including the section entitled, "Material U.S. Federal Income Tax Considerations") and the other documents that it has filed with the SEC in their entirety, and carefully consider its investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in the offering. Copies of these documents can be obtained free of charge from www.sec.gov or investors.belpointeoz.com or from any broker-dealer participating in the offering. The information in this communication should not be relied upon as investment or tax advice. You should consult with your own investment and tax advisers concerning the current and impending federal, state and local income tax consequences of purchasing, owning or disposing of securities in the offering, and of Belpointe OZ's election to qualify as a partnership and Opportunity Zone Fund for federal income tax purposes. There is no guarantee that Belpointe OZ will continue to qualify as a partnership or Opportunity Zone Fund. Past performance is not an indicator or a guarantee of future performance. An investment in the offering to which this communication relates involves a high degree of risk, including a complete loss of your investment, and may not be suitable for all investors. The price of Belpointe OZ's securities will fluctuate in market value and may trade above or below net asset value. Brokerage commissions and expenses will reduce returns. The offering to which this communication relates is being made on a best-efforts basis on behalf of Belpointe OZ through Emerson Equity, LLC, Member FINRA, SIPC, as managing broker-dealer. ©2026 Belpointe PREP, LLC. All rights reserved.

Narrator: Unlike most opportunity zone funds, Belpointe OZ already has assets leasing up.


BelpointeOZ
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Narrator: Visit belpointeoz.com to learn how you may still be able to benefit in 2026, and download our comprehensive white paper today.